Exhibit 99.1

CORRECTION -- Assure Holdings Reports First Quarter 2021 Financial Results

First Quarter 2021 Managed Case Volume Increased 34% to 2,794

DENVER, May 14, 2021 (GLOBE NEWSWIRE) -- In a release issued under the same headline earlier today by Assure Holdings Corp. (TSXV: IOM; OTCQB: ARHH), the CONDENSED INTERIM CONSOLIDATED STATEMENT OF INCOME/(LOSS) table was omitted and the financial tables were not aligned with the appropriate headings. These issues have been corrected in this version. No changes were made to any financial data or text in this announcement. The corrected release follows:

Assure Holdings Corp. (the “Company” or “Assure”) (TSXV: IOM; OTCQB: ARHH), a provider of intraoperative neuromonitoring services (“IONM”), reported financial results for the first quarter ended March 31, 2021.

Management Commentary

“Assure made significant planned investments in the first quarter to build the organizational infrastructure necessary for supporting dramatically expanding scale driven by organic and M&A growth, launching a telehealth offering for professional neurology services, delivering exceptional quality of service to the surgeons we support, building an industry-leading revenue cycle management function and adding competencies that effectively differentiate the Company from IONM peers,” said John A. Farlinger, Assure’s executive chairman and CEO. “On the back of our first quarter investments, we are already beginning to experience the lift in procedure volume anticipated in the second quarter, as Assure focused on completing and integrating recent acquisitions. We expect our procedure volume to accelerate substantially in the second half of the year, as we execute against our key corporate objectives: scaling our platform through both organic growth and M&A, development of an in-network revenue stream, improving the performance of Assure’s billing and collections function and becoming recognized clinical care leaders in the IONM industry.”

“We raised our guidance for full-year 2021 total procedures to 17,000, representing an anticipated increase in cases of more than 70% compared with 2020 and an increase of 165% since 2019. This reflects our confidence in continued strong organic growth and pro-rated contributions from two Texas-based IONM companies, Sentry Neuromonitoring and Elevation, that Assure acquired in the second quarter of 2021. This guidance excludes any potential M&A in the second half of the year. In 2020, Sentry performed more than 5,500 IONM procedures and Elevation performed approximately 550. These acquisitions are consistent with our strategic plan to create scale by augmenting our organic growth with accretive M&A opportunities. In both cases, Assure’s existing presence in Texas provided the Company with valuable insight on how we can maximize surgeon relationships to win new business, improve historic collections on a per procedure basis and leverage scale to negotiate new in-network agreements with payors in the local market. The acquisition of Sentry also facilitated the expansion of our operational footprint to ten states with the addition of Missouri and Kansas, where Sentry has existing operations. We believe that the final terms for these acquisitions were favorable from a payment schedule and cost of capital perspective.”

“Another contributor to growth in 2021 and beyond is expected to come from our recent expansion into telehealth through the launch of professional neurology services for IONM. The offering is a straightforward transition as we replace a third-party vendor with professional services furnished through a wholly owned subsidiary. Providing telehealth neurology services on our own platform should allow Assure to control quality of service in all aspects of our IONM offering, which is a key consideration for payors as we negotiate new in-network agreements. Additionally, offering telehealth services strengthens our offering as we position to sell directly to hospitals and enhances continuity with the surgeons we support. It also facilitates the capture of a greater share of revenue and margin on each IONM procedure in our existing operations and positions Assure to drive new organic growth. We are already performing cases with the initial roll-out focused on providing telehealth neurology services to Assure patients, and we ultimately expect to expand and support other IONM providers and hospitals. Further, we intend to market this offering to doctors and medical groups that need telehealth neurology services associated with epilepsy, electroencephalogram (EEG) and sleep disorders, among other services.”

“Assure is continuing to drive cash collections improvements that began when we brought revenue cycle management in-house after we terminated a legacy 3rd party vendor due to poor performance. We made investments to accelerate collections by automating a process that had previously been almost entirely manual and to develop and improve our in-network revenue stream. Nearly 30% of Assure’s overall commercial insurance volume is now in contractual rates, either directly or indirectly with payors, helping to reduce risk, minimize complexity, protect our liquidity and accelerate the timing of payments. Additionally, we recently announced the signing of an in-network insurance agreement with Aetna Colorado and are in active negotiations with numerous other potential partners.”

“Assure is entering the next phase of growth and evaluating a number of promising opportunities that have the potential to significantly drive meaningful top-line growth and market share capture in 2021 and beyond. These investments require a certain amount of upfront spending, including to open new markets, but we believe that the scale we will be gaining will have a substantial and highly favorable impact on our profitability in the future. I am confident our team will continue to successfully execute the Company’s growth plans as we prepare for a potential uplisting to a major U.S. exchange later this year.”

Assure will be filing its quarter-end financial statements with SEDAR and the SEC at www.sedar.com, www.sec.gov and the Company website.

First Quarter 2021 Financial Highlights vs. First Quarter 2020 (All currency reported in U.S. Dollars)

●	Total revenue was $4.8 million versus $4.3 million.
●	Managed cases increased 34% to 2,794 versus 2,087.

●	General and administrative expenses were $3.1 million compared to $2.2 million, reflecting our investments to build Assure’s management team and professional fees related to financial transactions, SEC registration (S-1) and reporting and acquisitions.
●	Net loss of $(1.2) million compared to net loss of $(0.4) million.
●	Net loss per diluted share of $(0.02) compared to net loss of $(0.01) per diluted share.
●	Adjusted EBITDA was $(1.0) million versus $0.2 million.
●	The Company collected $6.1 million compared to $5.8 million for a combination of technical IONM services and cash collected from PEs for professional IONM services.
●	The Company collected $3.1 million versus $3.0 million for IONM revenue that it retains 100%.
●	In March 2021, Assure received a $1.7 million second draw loan provided under the United States Small Business Administration Paycheck Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act. Assure anticipates that all or a portion of the loan will be forgiven as the Company expects to maintain its employment and compensation within designated parameters.

Operational Guidance

The Company forecasts 17,000 total procedures for full-year 2021, a record number representing an increase of more than 70% compared with 2020.

This projection is based on organic growth and the acquisitions of Sentry Neuromonitoring and Elevation. It does not account for the impact from anticipated M&A activity that may occur in the second half of 2021. In addition, the guidance reflects the impact to-date of COVID-19, but not a substantial future disruption relating to the pandemic.

Subsequent Events: Completed Acquisition of Sentry Neuromonitoring and Elevation LP and Debt Settlement Agreement

In April 2021, Assure completed the previously announced acquisition of all assets (the “Acquisition”) of Sentry Neuromonitoring (“Sentry”), one of the largest IONM service providers in Texas.

The acquisition of Sentry had four primary impacts: First, it strengthened and diversified Assure’s revenue stream with a substantial increase in number of procedures. Second, it expanded Assure’s scale in Texas, which the Company expects will create more opportunity for in-network negotiations with insurance companies. Third, it expanded Assure’s reach with the addition of Missouri and Kansas, where Sentry has existing operations. Fourth, it is anticipated to be accretive in 2021 and beyond.

In 2020, on an unaudited basis, Sentry generated approximately $5 million of incremental cash receipts from revenue. Sentry’s total number of procedures was approximately 5,500 in 2020.

Assure paid US$3,500,000 to Sentry (the “Purchase Price”) as consideration for the Acquired Assets. The Purchase Price is payable as follows: (i) a cash payment of US$1,225,000, payable over a three-year period, and (ii) the issuance of 1,660,583 common shares in the capital of the Company (the “Common Shares”) at a deemed price of US$1.37 per share.

In addition, in March 2021, Assure acquired the assets of Elevation EP, LLC (“Elevation”), a Texas-based IONM service provider. In 2020, Elevation performed approximately 550 IONM procedures.

The Company also announces that it has entered into an agreement to issue 75,000 Common Shares at a deemed value of $1.53 per share to settle an outstanding debt with an arm’s length service provider (the “Debt Settlement”). The Common Shares are subject to a hold period in accordance with applicable Canadian and U.S. securities laws. The Debt Settlement was conditionally accepted by the TSX Venture Exchange (“TSXV”) on May 3, 2021.

The Company submitted an initial listing application to list on Nasdaq.

Conference Call

The Company will hold a conference call today, May 14, 2021, at 12:00 p.m. Eastern time to discuss its first quarter 2021 results.

Date: Friday, May 14, 2021
Time: 12:00 p.m. Eastern time (10:00 a.m. Mountain time)
Toll-free dial-in number: 1-877-407-0792
International dial-in number: 1-201-689-8263
Conference ID: 13719448

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay here.

A replay of the conference call will be available after 3:00 p.m. Eastern time on the same day through May 28, 2021.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13719448

Non-GAAP Measures

This press release includes certain measures which have not been prepared in accordance with Generally Accepted Accounting Principals (“GAAP”) such as Adjusted EBITDA, case volume, cases and managed cases. The non-GAAP measures presented are unlikely to be comparable to similar measures presented by other issuers. References to Adjusted EBITDA are to net income/(loss) excluding interest, taxes, depreciation and amortization, share-based compensation, gain on payroll protection program loan and gain on extinguishment of acquisition debt. Reference to case volume, cases and managed cases are to procedures monitored by the Company. None of the foregoing non-GAAP measures is an earnings measure recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Management believes that Adjusted EBITDA, case volume, managed cases and cases are appropriate measures in evaluating the Company’s performance. Readers are cautioned that Adjusted EBITDA, managed cases, case volume and cases should not be construed as alternatives to net income (as determined under GAAP), as indicators of financial performance or to cash flow from operating activities (as determined under GAAP) or as measures of liquidity and cash flow.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®. For more information, visit the Company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws, including, but not limited to: the Company’s expansion and financing and M&A plans; the Company’s revenue and cash flow; the collection of outstanding amounts owed to the Company; comments with respect to strategies, expectations, planned operations and future actions of the Company; the maximization of the Company’s in-network revenue; the Company’s expansion into telehealth and the anticipated effects thereof; plans to uplist to a major U.S. exchange; the rescheduling of postponed procedures; the Company’s accounting practices; the impact of COVID-19; the total number of procedures for 2021; collections of accounts receivable including a meaningful share of the 2018 reserved receivables and the Acquisition and the expected effects thereof. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "plans," "should," "could," "may," "will," "believes," "estimates," "potential," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s revenue accrual rates may experience significant decline in 2021; the Company may not increase its scale and expand into new states in 2021; the Company’s ability to successfully expand; the Company may not improve its revenue and cash flow; the Company’s ability to collect past due accounts receivable; the accuracy of the reservations made to receivables; the Company may not be able to maximize the Company’s in-network revenue and negotiate new in-network agreements; the Company’s expansion into telehealth may not result in the negotiation of new in-network agreements and strengthen the Company’s position to sell directly to hospitals; the Company may not perform 17,000 procedures in 2021; the TSX Venture exchange may not approve the Debt Settlement; all or a portion of the $1.7 million Loan may not be forgiven; the Company may not maintain its employment and compensation framework within the parameters of the Coronavirus Aid, Relief, and Economic Security Act; the Company’s decision to further reduce its accrual rate and revenue per procedure expectations may not reduce its down-side risk; uncertainties related to market conditions and our ability to qualify for a listing on Nasdaq; the uncertainty surrounding the spread of COVID-19 and the impact it will have on the Company’s operations and economic activity in general; and the risks and uncertainties discussed in our most recent annual and quarterly reports filed with the Canadian securities regulators and available on the Company’s profile on SEDAR at www.sedar.com and those included in the Company’s registration statement on Form S-1 filed with the United States Securities and Exchange Commission and available at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com

SCHEDULE A

ASSURE HOLDINGS CORP.
CONDENSED INTERIM CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in thousands of United States Dollars)

	March 31, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets
Cash	$4,080	$4,386
Accounts receivable, net	15,710	14,965
Income tax receivable	150	150
Other assets	807	618
Due from PEs	5,031	4,856
Total current assets	25,778	24,975
Equity method investments	416	608
Property, plant and equipment, net	305	356
Operating lease right of use asset	67	124
Finance lease right of use asset	764	608
Intangibles, net	3,998	4,115
Goodwill	2,857	2,857
Total assets	$34,185	$33,643

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$2,934	$2,871
Current portion of debt	4,100	4,100
Current portion of lease liability	623	521
Other current liabilities	72	96
Total current liabilities	7,729	7,588
Lease liability, net of current portion	789	772
Debt, net of current portion	4,011	2,251
Acquisition share issuance liability	540	540
Fair value of stock option liability	19	16
Performance share issuance liability	2,081	2,668
Deferred tax liability, net	172	599
Total liabilities	15,341	14,434
SHAREHOLDERS' EQUITY
Common stock	56	56
Additional paid-in capital	31,707	30,841
Retained earnings (deficit)	(12,919)	(11,688)
Total shareholders' equity	18,844	19,209
Total liabilities and shareholders' equity	$34,185	$33,643

ASSURE HOLDINGS CORP.
CONDENSED INTERIM CONSOLIDATED STATEMENT OF INCOME/(LOSS)
(in thousands of United States Dollars, except per share amounts)

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Revenue
Patient service fees, net	$2,950	$2,346
Hospital, management and other	1,815	1,987
Total revenue	4,765	4,333
Cost of revenues	2,532	1,798
Gross margin	2,233	2,535
Operating expenses
General and administrative	3,132	2,246
Sales and marketing	335	221
Depreciation and amortization	285	259
Total operating expenses	3,752	2,726
Loss from operations	(1,519)	(191)
Other income/(expenses)
Earnings/(loss) from equity method investments	(23)	(107)
Other income/(expense)	(3)	57
Accretion expense	(95)	(185)
Interest, net	(18)	(53)
Total other expense	(139)	(288)
Loss before income taxes	(1,658)	(479)
Income tax benefit	427	65
Net loss	$(1,231)	$(414)
Basic loss per common share	$(0.02)	$(0.01)
Diluted loss per common share	$(0.02)	$(0.01)

ASSURE HOLDINGS CORP.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA TO NET LOSS
(in thousands of United States Dollar

	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Reported net income (loss)	$(1,231)	$(414)
Interest, net	18	53
Accretion expense	95	185
Depreciation and amortization	285	259
Share based compensation	279	205
Income tax expense (benefit)	(427)	(65)
Provision for stock option fair value	3	(57)
	$(978)	$166

ASSURE HOLDINGS CORP.
EARNINGS PER SHARE
(in thousands of United States Dollars, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Net loss	$(1,231)	$(414)
Basic weighted average common shares outstanding	56,537,711	34,795,313
Basic loss per common share	$(0.02)	$(0.01)
Net loss	$(1,231)	$(414)
Dilutive weighted average common shares outstanding	56,537,711	34,795,313
Diluted earnings (loss) per common share	$(0.02)	$(0.01)